Exhibit 99.2
Q4’23 & FY’23 Earnings Results

2 Safehold | The Ground Lease Company | February 2024 Forward-Looking Statements and Other Matters This presentation may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements can be identified by the use of words such as “illustrative”, “representative”, “expect”, “plan”, “will”, “estimate”, “project”, “intend”, “believe”, and other similar expressions that do not relate to historical matters, and include estimates of UCA and Illustrative Caret Adjusted Yield. These forward-looking statements reflect the Company’s current views about future events, and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (1) any delay in or our inability to realize the expected benefits of the recently consummated merger of Safehold Inc. and iStar Inc. (“STAR”) and/or our recently consummated spin-off of Star Holdings (collectively, the “transactions”); (2) changes in tax laws, regulations, rates, policies or interpretations; (3) the risk of unexpected significant transaction costs and/or unknown liabilities related to the transactions; (4) potential litigation relating to the transactions; (5) the impact of actions taken by significant stockholders; (6) general economic and business conditions; (7) market demand for ground lease capital; (8) the Company’s ability to source new ground lease investments; (9) the availability of funds to complete new ground lease investments; (10) risks that the rent adjustment clauses in the Company's leases will not adequately keep up with changes in market value and inflation; (11) risks associated with certain tenant and industry concentrations in our portfolio; (12) conflicts of interest and other risks associated with our relationship with Star Holdings and other significant investors; (13) risks associated with using debt to fund the Company’s business activities (including changes in interest rates and/or credit spreads, the ability to source financing at rates below the capitalization rates of our assets, and refinancing and interest rate risks); (14) risks that we will be unable to realize incremental value from the UCA in our Owned Residual Portfolio; (15) the value that will be attributed to Caret units in the future; (16) risks that tenant rights in certain of our ground leases will limit or eliminate the Owned Residual Portfolio realizations from such properties; (17) general risks affecting the real estate industry and local real estate markets (including, without limitation, the potential inability to enter into or renew ground leases at favorable rates, including with respect to contractual rate increases or participating rent); (18) dependence on the creditworthiness of our tenants and their financial condition and operating performance; (19) escalating geopolitical tensions as a result of the war in Ukraine and the evolving conflict in Israel and surrounding areas; and (20) competition from other ground lease investors and risks associated with our failure to qualify for taxation as a REIT, as amended. Please refer to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent reports filed with the Securities and Exchange Commission (SEC) for further discussion of these and other investment considerations. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation also contains modeling and information relating to potential inflation, which are presented for illustrative purposes only, and are not guarantees or otherwise necessarily indicative of future performance. In addition, this presentation contains certain figures, projections and calculations based in part on management’s underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs. Important Note re COVID-19: Readers of this presentation are cautioned that, due to the possibility that the COVID-19 pandemic and its after-effects will have a delayed adverse impact on our financial results, along with the related uncertainty, our results for the period may not be indicative of future results. Similarly, our Rent Coverage and Unrealized Capital Appreciation as of December 31, 2023 may decline with respect to certain properties in future periods due to the continuing impact of the pandemic and its after-effects and the fact that certain metrics that we report and monitor may not reflect the full effects of the pandemic and its after-effects as of their dates of determination. Readers are urged to read our Annual Report on Form 10-K for the year ended December 31, 2023 when it is filed with the SEC for a more fulsome discussion of our annual results, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section included therein. Note: Please refer to the Glossary at the end of this presentation for a list of defined terms and metrics. Everything as of 12/31/23 unless otherwise noted. Merger Transaction / Basis of Presentation: On November 10, 2022, Safehold Inc. ("Old Safe") entered into an Agreement and Plan of Merger (the "Merger Agreement") with iStar Inc. ("iStar"), and on March 31, 2023, in accordance with the terms of the Merger Agreement, Old Safe merged with and into iStar, at which time Old Safe ceased to exist, and iStar continued as the surviving corporation and changed its name to "Safehold Inc." (the "Merger"). For accounting purposes, the Merger is treated as a "reverse acquisition" in which iStar is considered the legal acquirer and Old Safe is considered the accounting acquirer. As a result, the historical financial statements of Old Safe became the historical financial statements of Safehold Inc. Unless context otherwise requires, references to "iStar" refer to iStar prior to the Merger, and references to "we," "our" and "the Company" refer to the business and operations of Old Safe and its consolidated subsidiaries prior to the Merger and to Safehold Inc. (formerly known as iStar Inc.) and its consolidated subsidiaries following the consummation of the Merger. Inflation Adjusted Yield / CPI Adjustments: Safehold™ originated ground leases typically include a periodic rent increase based on prior years cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. 82% of our portfolio as determined by cash rent has some form of a CPI lookback and 94% of our portfolio as determined by cash rent has some form of inflation capture. For Inflation Adjusted Yield calculation assumes current FRED 30-yr Breakeven Inflation Rate of 2.24% annually. (Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, February 9, 2024) Rent Coverage / Property NOI: The Company uses estimates of the stabilized Property NOI for Rent Coverage calculations if it does not receive current tenant information or if the properties are under construction / in transition. These estimates are based on leasing activity at the property, third property appraisals and available market information, such as leasing activity at comparable properties in the relevant market. Investor Relations Contact Pearse Hoffmann 212.930.9400 investors@safeholdinc.com

Safehold

FY'23 Highlights

Internalization	Internalized management, created go-forward operating synergies and improved investor profile
Caret Sale	Round 2 sale of Caret closed in connection with the internalization, raised $24m at a $2.0b equity value for Caret[1]
Credit Ratings	Moody's upgrade from Baa1 to A3 and Fitch outlook changed from Stable to Positive
Equity Raise	$152m gross proceeds, included participation from MSD Partners and Safehold management
Debt Raise	$500m unsecured revolving credit obtained, resulting in $1.85b of total revolving credit facilities
Joint Venture	$500m joint venture formed with leading sovereign wealth fund[7]

Portfolio Metrics[2]

$6.4b / $9.8b

Total Portfolio Aggregate GBV[3]/ Total Portfolio Estimated UCA

44% / 3.6x

GLTV[4] / Rent Coverage[5]

Capital Sources

$752m

Cash & Credit Facility Availability[6]

$440m[7]

(SAFE $242m, Partner $198m)

Remaining Capital in JV with Leading Sovereign Wealth Fund

Note: Refer to Appendix for Unrealized Capital Appreciation Details, Portfolio Reconciliation and Glossary for more details.

(1) In conjunction with the merger, MSD committed to buy 5.4m shares of Safehold common stock from iStar and 1.0% of the total outstanding Caret Units from Safehold with no redemption rights in August 2022 and certain other investors committed to buy an aggregate of 22,500 Caret Units on the same terms and conditions in November 2022. Purchase closed on 3/31/23 in connection with the merger.

(2) Represents Core Ground Lease Portfolio.

(3) Includes $136m of Safehold's forward commitments (including amounts to be paid to a fund partially owned by us) that have not yet been funded as of 12/31/23. There can be no assurance that Safehold will fully fund these transactions.

(4) CPV used to calculate GLTV is generally based on independent appraisals; however, the Company will use actual sales prices / management estimates for recently acquired and originated ground leases for which appraisals are not yet available.

(5) The Company uses estimates of the stabilized Property NOI for Rent Coverage calculations if it does not receive current tenant information or if the properties are under construction / in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market.

(6) Based on cash & cash equivalents and unused capacity of the unsecured revolving credit facilities as of 12/31/23.

(7) Safehold target commitment of $275m and partner target commitment of $225m. Each party's commitment is discretionary. Numbers above includes full commitment of the existing assets of $60m, in which $24m is forward commitments (Safehold $13m, Partner $11m). There can be no assurance that Safehold will fully fund these transactions.

3

Safehold | The Ground Lease Company | February 2024

Portfolio Growth[1]

Safehold

■ Aggregate GBV (Ground Leases)
■ Estimated Unrealized Capital Appreciation

22x Estimated UCA Growth since IPO

19x Portfolio Growth since IPO[2]



$0.4b
$0.3b
$4.8b
$2.7b
$8.1b
$4.8b
$9.8b
$6.4b
IPO (6/22/2017)
Q4'19
Q4'21
Q4'23

	IPO (6/22/2017)	Q4'19	Q4'21	Q4'23
Asset Count	12	54	106	137

Portfolio Total Square Feet: 34.6m[6]

Multifamily	Office	Hotel	Life Science	Other
16.3m SF 18.1k Units	12.5m SF	3.8m SF 5.1k Keys	1.3m SF	0.7m SF

Q4 Originations & Fundings

Originations $56m

- Three new originations of $56m (1 with JV Partner)
  - Safehold $46m, fully funded
  - JV Partner $10m, fully funded
- All multifamily ground leases
- 39% GLTV[3] / 2.8x Rent Coverage[4]
- 7.4% Economic Yield

Fundings $122m

- $46m new ground leases (7.4% Economic Yield)
- $68m existing ground leases (6.3% Economic Yield)
- $8m Leasehold Loan Fund (SOFR+604)

FY Originations & Fundings

Originations $204m

- Seven new originations of $204m[5] (3 with JV Partner)
  - Safehold $177m ($114m funded, $63m unfunded)
  - JV Partner $27m ($16m funded, $11m unfunded)
- All multifamily ground leases
- 34% GLTV[3] / 2.7x Rent Coverage[4]
- 7.4% Economic Yield

Fundings $529m

- $114m new ground leases (7.4% Economic Yield)
- $227m existing ground leases (5.6% Economic Yield)
- $43m Leasehold Loan Fund (SOFR+508)
- $29m GL Plus Fund (7.2% Economic Yield)
- $115m Star Holdings Term Loan (8.0%)

Note: Please see the "Important Note re COVID-19" in the front of this presentation for a statement about metrics this quarter. Please see "Unrealized Capital Appreciation Details" in the Appendix for more information.

(1) Represents Core Ground Lease Portfolio unless otherwise noted.
(2) The portfolio is presented using Aggregate Gross Book Value. As of 12/31/23, the portfolio included $136m of Safehold's forward commitments (including amounts to be paid to a fund partially owned by us) that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance Safehold will fully fund these transactions.
(3) The CPV used to calculate GLTV is generally based on independent appraisals; however, the Company will use actual sales prices / management estimates for recently acquired and originated ground leases for which appraisals are not yet available.
(4) The Company uses estimates of the stabilized Property NOI for Rent Coverage calculations if it does not receive current tenant information or if the properties are under construction / in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market.
(5) Includes $73m of forward commitments as of 12/31/23 (including amounts to be paid to a fund partially owned by us) that have not yet been funded (such funding commitments are subject to certain conditions). There can be no assurance that Safehold will fully fund these transactions.
(6) Square footage and total units/keys are based on information provided by the building owners, public records, broker reports and other third-party sources and are based on the primary usage of the building. No assurance can be made to the accuracy of these figures.

4
Safehold | The Ground Lease Company | February 2024

Safehold

Earnings Results

- Y/Y decline in GAAP Net Income and EPS includes:
  - $145.4m ($2.18/sh) in FY'23 for the non-cash full impairment of goodwill taken in Q3'23
  - $15.2m or $0.21/sh in Q4'23 ($0.23/sh in FY'23) due to a derivative hedge gain realized in Other Income
- Y/Y decline in EPS excluding merger & Caret related costs and non-recurring gains was primarily due to:
  - $0.8m ($0.01/sh) in Q4'23 and $4.4m ($0.07/sh) in FY'23 decrease due to G&A of internalized structure[1] vs. previous external management structure
  - $1.9m ($0.03/sh) in FY'23 (Q3'23) non-recurring expense on a terminated option to purchase a ground lease

		Q4'23	Q4'22	Y/Y Change	FY'23	FY'22	Y/Y Change
Revenues		**$103.0m**	$73.4m	40%	**$352.6m**	$270.3m	30%
Net Income (Loss) Attributable to Safehold Inc. common shareholders	GAAP	**$41.2m**	$21.8m	89%	**($55.0m)**	$135.4m	-141%
	Excluding Merger & Caret Related Costs and Non-Recurring Gains[2]	**$25.5m**	$25.0m	2%	**$96.8m**	$98.5m	-2%
Earnings (Loss) Per Share	GAAP	**$0.58**	$0.34	69%	**($0.82)**	$2.17	-138%
	Excluding Merger & Caret Related Costs and Non-Recurring Gains[2]	**$0.36**	$0.39	-8%	**$1.45**	$1.58	-8%
Share Count (Basic & Diluted)	GAAP	**71.1m**	63.6m	12%	**66.7m**	62.4m	7%

Note: Please refer the "Earnings Reconciliation" section of the Appendix for more information with regard to the calculation of net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains for the period.

(1) Represents increase in G&A of $7.3m offset by management fee income of $6.2m and sublease income of $0.3m in Q4'23; Represents increase in G&A of $24.7m (excluding merger related costs) offset by management fee income of $19.4m and sublease income of $0.9m in FY'23.

(2) Merger and Caret related costs were $0 in Q4'23 and $167.4m FY'23. FY'23 includes $145.4m full impairment of goodwill, $10.1m expenses and reserves primarily related to legal, tax, accounting and advisors, $6.7m transfer tax and $5.3m G&A primarily related to the termination of pre-existing iStar incentive plans and other miscellaneous items. Q4'22 and FY'22 had $3.2m and $9.4m of such costs, respectively, primarily related to legal, tax and accounting. Non-recurring gains were $15.6m in Q4'23 and FY'23, which includes $15.2m non-amortizable hedge gain due to long-term debt not procured and $0.4m gain on sale of a ground lease. FY'22 had $46.4m gain on sale of a ground lease. All numbers are net of impact attributable to noncontrolling interests.

5
Safehold | The Ground Lease Company | February 2024

Safehold

Portfolio Yields

(Core Ground Lease Portfolio Gross Book Value: $6.3b on 92-Year W.A. Lease Term w/ Ext.)[1]

GAAP

3.5% Annualized Cash Yield

5.2% Annualized Yield

- $212m annualized in-place Cash Rent. $330m annualized in-place Net Rent
- Annualized Yield is based on GAAP treatment; assumes a 0% growth / inflation environment for the remaining term of existing legacy ground leases that have structures with a component of variable rent

+ 2.0% Annual Growth / Inflation

Economic

5.7% Economic Yield[2] at 2.0% CPI

- 17% of portfolio are acquisitions of existing legacy ground leases that have a component of variable rent (percentage rent, fair market value reset, or CPI-based escalators) not captured in the above 5.2% Annualized Yield (GAAP)
- This 17% of portfolio earns 3.0% for GAAP; however, when using a 2.0% annual growth / inflation assumption, it is a 5.8% Economic Yield

+ Market Implied Annual Growth / Inflation

Economic

5.8% Inflation Adjusted Yield at 2.24% CPI[2]

- Based on current 2.24% Federal Reserve 30-Year Breakeven Inflation Rate[3] instead of 2.0% above
- In addition, periodic CPI lookbacks in typical Safehold form leases provide additional return upside when inflation is above 2.0% (typically up to 3.0% - 3.5%)

+ Caret Valuation

Economic

7.4% Illustrative Caret Adjusted Yield

- Use the 5.8% Inflation Adjusted Yield as the starting point, and reduce initial cash outlay (i.e. Safehold's basis) by ~$1.6b, which is Safehold's 82% ownership of Caret using its most recent $2 billion valuation[4]

Note: Refer to the Glossary in the Appendix for yield calculations and additional details. Represents Core Ground Lease Portfolio.

(1) Does not include $136m of Safehold's forward commitments (including amounts to be paid to a fund partially owned by us).

(2) Safehold ™ originated ground leases typically include a periodic rent increase based on prior years' cumulative CPI growth with the initial lookback year generally starting between lease year 11 and 21. These CPI lookbacks are generally capped between 3.0% - 3.5% per annum compounded. In the event cumulative inflation growth for the lookback period exceeds the cap, the excess is not captured by the CPI lookback. Other forms of inflation capture include fair market value resets and percentage rent, typically for acquired ground leases. 82% of our portfolio as determined by cash rent has some form of a CPI lookback and 94% of our portfolio as determined by cash rent has some form of inflation capture.

(3) Federal Reserve Bank of St. Louis, 30-year Breakeven Inflation Rate, retrieved from FRED, Federal Reserve Bank of St. Louis; https://fred.stlouisfed.org/series/T30YIEM, February 9, 2024.

(4) In conjunction with the merger, MSD committed to buy 1.0% of the total outstanding Caret Units for $20m with no redemption rights in November 2022 and certain other investors committed to buy an aggregate of 22,500 Caret Units on the same terms and conditions in November 2022. Purchase closed on 3/31/23 in connection with the merger.

6

Safehold | The Ground Lease Company | February 2024

Portfolio Diversification

Safehold primarily invests in the top 30 MSAs across the U.S., which we believe are positioned for long-term sustainable growth

$6.3b Core Ground Lease Portfolio

(92-year w.a. extended lease term)



Top 10 Markets (% of GBV, Count, Rent Coverage[2], GLTV[3])

1. **Manhattan (23%)**[1] – 10 Assets (3.0x, 49%)
2. **Washington D.C. (11%)** – 17 Assets (4.1x, 44%)
3. **Boston (8%)** – 3 Assets (3.3x, 44%)
4. **Los Angeles (7%)** – 8 Assets (3.8x, 39%)
5. **San Francisco (4%)** – 5 Assets (3.0x, 51%)
6. **Denver (4%)** – 6 Assets (3.1x, 53%)
7. **Honolulu (4%)** – 2 Assets (5.5x, 39%)
8. **Nashville (4%)** – 5 Assets (3.1x, 37%)
9. **Miami (3%)** – 6 Assets (3.7x, 36%)
10. **Atlanta (3%)** – 7 Assets (3.3x, 38%)

Portfolio by Count

	Northeast	West	Mid Atlantic	Southeast	Southwest	Central	Total	GBV %	Rent Coverage[2]	GLTV[3]
Multifamily	9	21	11	22	8	4	**75**	**38%**	**3.6x**	**37%**
Office	10	7	9	5	4	1	**36**	**42%**	**3.4x**	**50%**
Hotel	2	8	1	1	4	0	**16**	**11%**	**4.1x**	**45%**
Mixed Use & Other	1	1	0	2	0	1	**5**	**3%**	**3.2x**	**44%**
Life Science	1	2	2	0	0	0	**5**	**6%**	**4.8x**	**41%**
Total	**23**	**39**	**23**	**30**	**16**	**6**	**137**	**100%**	**3.6x**	**44%**

Note: Represents Core Ground Lease Portfolio. Based on Gross Book Value of $6.3b, which excludes $136m of Safehold's forward commitments (including amounts to be paid to a fund partially owned by us), There can be no assurance that Safehold will fully fund any forward commitments.

(1) Total New York MSA including areas outside of Manhattan makes up 29% of GBV (18 assets).

(2) The Company uses estimates of the stabilized Property NOI for Rent Coverage calculations if it does not receive current tenant information or if the properties are under construction / in transition. These estimates are based on leasing activity at the property, third party appraisals and available market information, such as leasing activity at comparable properties in the relevant market.

(3) The CPV used to calculate GLTV is generally based on independent appraisals; however, the Company will use actual sales prices / management estimates for recently acquired and originated ground leases for which appraisals are not yet available. We currently intend that the CPV associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months.

7

Safehold | The Ground Lease Company | February 2024

Capital Structure

Debt Overview



Total
$4.4b
Non-Recourse Secured $1.5b
Unsecured Notes $1.5b
Pro-Rata Held by JVs $0.3b
Unsecured Revolver $1.1b
($733m remaining capacity)

$1.1b Revolver

- **$0.5b** – Swapped to fix SOFR at ~3.0% through April 2028 (current ~$3m/quarter cash interest expense savings flowing through P&L)
- **$0.4b** – ~30-year TSY hedges active and not yet applied; current ~$55m in-the-money[1] that will positively impact cashflow and P&L when applied in the future to permanent debt
- **$0.1b** – Floating rate leasehold loans in the Fund (current 408 bps w.a. spread difference vs. revolver)

22.2-year w.a. maturity[2]

No corporate maturities due until 2026 (Revolver)

Ratings & Metrics

A3
(Stable Outlook)
Moody's

BBB+
(Positive Outlook)
Fitch

Upgrade from Baa1 to A3 on 10/2/23 by Moody's

"The ratings upgrade was based on Safehold's reduced governance risks following the recent merger and the company's solid financial performance, including strong asset quality and conservative leverage."
- Moody's Credit Opinion, 10/2/23

Debt and Liquidity Metrics	Q4'23
Total debt	$4,368m
Total book equity	$2,277m
Equity market cap[3]	$1,463m
Total debt / book equity	**1.9x**
Total debt / equity market cap	**3.0x**
Unencumbered assets	$3,873m
Cash & credit facility availability	$752m

Interest Rates and Spreads[2,4]	Q4'23
Annualized Yield	5.2%
Effective Interest Rate	3.9%
Effective Spread	**138 bps**
Annualized Cash Yield	3.5%
Cash Interest Rate	3.3%
Cash Spread	**18 bps**

(1) Includes $11m of gains from terminated hedges which will be applied to future permanent debt.
(2) Includes JV debt and excludes outstanding borrowings under the Company's unsecured revolving credit facilities.
(3) Based on SAFE closing share price of $20.58 on February 9, 2024.
(4) Represents yields on the Core Ground Lease Portfolio.

Safehold | The Ground Lease Company | February 2024

8

9 Safehold | The Ground Lease Company | February 2024 Appendix

10 Safehold | The Ground Lease Company | February 2024 Income Statement APPENDIX Note: Figures in thousands except for per share amounts. 2023 2022 2023 2022 Revenues: Interest income from sales-type leases $61,153 $56,244 $235,503 $202,258 Operating lease income 16,921 16,892 71,287 66,817 Interest income - related party 2,381 - 7,143 - Other income 22,572 234 38,645 1,238 Total revenues $103,027 $73,370 $352,578 $270,313 Costs and expenses: Interest expense $47,529 $37,919 $181,011 $128,969 Real estate expense 1,434 838 4,653 3,110 Depreciation and amortization 2,492 2,398 9,936 9,613 General and administrative 13,623 9,383 45,339 37,068 General and administrative - stock-based compensation 3,103 28 23,230 1,546 Impairment of goodwill - - 145,365 - Provision for credit losses 79 - 2,704 - Other expense 330 3,412 17,862 10,189 Total costs and expenses $68,590 $53,978 $430,100 $190,495 Gain on sales of Ground Leases $447 - $447 $55,811 Income (loss) from operations before other items $34,884 $19,392 ($77,075) $135,629 Earnings from equity method investments 7,709 2,283 24,229 9,055 Net income (loss) before income taxes $42,593 $21,675 ($52,846) $144,684 Income tax expense (1,139) - (1,719) - Net income (loss) $41,454 $21,675 ($54,565) $144,684 Net (income) loss attributable to noncontrolling interests (270) 120 (408) (9,261) Net income (loss) attributable to Safehold Inc. common shareholders $41,184 $21,795 ($54,973) $135,423 Weighted avg. share count - basic 71,068 63,587 66,690 62,393 Weighted avg. share count - diluted 71,115 63,587 66,690 62,394 Earnings (loss) per share (basic & diluted) $0.58 $0.34 ($0.82) $2.17 For the three months ended December 31, For the twelve months ended December 31,

11 Safehold | The Ground Lease Company | February 2024 Balance Sheet APPENDIX Note: Figures in thousands. As of December 31, 2023 As of December 31, 2022 Assets: Net investment in sales-type leases $3,255,195 $3,106,599 Ground Lease receivables, net 1,622,298 1,374,716 Real estate: Real estate, at cost 744,337 740,971 Less: accumulated depreciation (40,400) (34,371) Real estate, net 703,937 706,600 Real estate-related intangible assets, net 211,113 217,795 Real estate available and held for sale 9,711 - Total real estate, net, real estate-related intangible assets, net and real estate available and held for sale 924,761 924,395 Loans receivable, net - related party 112,111 - Equity investments 310,320 180,388 Cash and cash equivalents 18,761 20,066 Restricted cash 27,979 28,324 Deferred tax assets, net 7,619 - Deferred operating lease income receivable 180,032 148,870 Deferred expenses and other assets, net 89,238 67,564 Total assets $6,548,314 $5,850,922 Liabilities: Accounts payable, accrued expenses, and other liabilities $134,518 $100,357 Real estate-related intangible liabilities, net 63,755 64,591 Debt obligations, net 4,054,365 3,521,359 Total liabilities $4,252,638 $3,686,307 Redeemable noncontrolling interests $19,011 $19,011 Equity: Safehold Inc. shareholders' equity: Common stock $711 $624 Additional paid-in capital 2,184,299 1,986,417 Retained earnings 47,580 151,226 Accumulated other comprehensive income (loss) (1,337) 3,281 Total Safehold Inc. shareholders' equity $2,231,253 $2,141,548 Noncontrolling interests $45,412 $4,056 Total equity $2,276,665 $2,145,604 Total liabilities, redeemable noncontrolling interests and equity $6,548,314 $5,850,922

12 Safehold | The Ground Lease Company | February 2024 IPO (6/22/17) 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 Net investment in Sales-Type Leases - $985 $1,306 $2,413 $3,107 $3,255 Ground Lease receivables - 397 $577 $796 $1,375 $1,622 Pro-rata interest in Ground Leases held as equity method investments - 340 $345 $441 $445 $493 Real estate, net (Operating Leases) $265 $672 $730 $713 $707 $701 Add: Accumulated depreciation 1 16 22 28 34 40 Add: Lease intangible assets, net 123 243 242 224 218 211 Add: Accumulated amortization 1 16 23 29 36 43 Add: Other assets - 24 23 22 21 20 Add: CECL allowance - - - - - 1 Less: Lease intangible liabilities, net (51) (57) (66) (65) (65) (64) Less: Noncontrolling interest - (2) (2) (2) (2) (19) Gross Book Value $339 $2,634 $3,201 $4,599 $5,876 $6,303 Add: Forward Commitments - 81 19 166 308 136 Aggregate Gross Book Value $339 $2,715 $3,219 $4,764 $6,184 $6,439 Less: Accruals to net investment in leases and ground lease receivables - (7) (42) (101) (176) (265) Aggregate Cost Basis $339 $2,708 $3,177 $4,664 $6,008 $6,174 Less: Forward Commitments - (81) (19) (166) (308) (136) Cost Basis $339 $2,627 $3,159 $4,498 $5,700 $6,038 Portfolio Reconciliation APPENDIX Note: Figures in thousands. Represents Core Ground Lease Portfolio. (1) Excludes $3m other assets. 1

APPENDIX

Earnings Reconciliation

Safehold

	For the three months ended December 31,		For the twelve months ended December 31,	
	2023	2022	2023	2022
Net income (loss) attributable to Safehold Inc. common shareholders	**$41,184**	**$21,795**	**($54,973)**	**$135,423**
Add: Impairment of goodwill[1]	-	-	145,365	-
Add: Merger & Caret related costs[1]	-	3,322	22,082	9,764
Less: Gain on sale of ground leases[2]	(447)	-	(447)	(55,811)
Less: Non-amortizable hedge gains	(15,191)	-	(15,191)	-
Net income excluding merger & Caret related costs and non-recurring gains for the period	**$25,547**	**$25,117**	**$96,837**	**$89,376**
Impact attributable to noncontrolling interests	-	($154)	-	$9,125
Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains for the period	**$25,547**	**$24,964**	**$96,837**	**$98,502**
Weighted average number of common shares - basic	71,068	63,587	66,690	62,393
Weighted average number of common shares - diluted for net income excluding merger & Caret related costs and non-recurring gains for the period	71,115	63,587	66,707	62,394
EPS excluding merger & Caret related costs and non-recurring gains for the period (basic & diluted)	**$0.36**	**$0.39**	**$1.45**	**$1.58**

Note: Figures in millions except for per share amounts. Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains and EPS excluding merger & Caret related costs and non-recurring gains are non-GAAP measures used as supplemental performance measures to give management and investors a view of net income and EPS more directly derived from operating activities in the period in which they occur. Net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains is calculated as net income (loss) attributable to common shareholders, prior to the effect of non-recurring gains, and charges related to the merger, administration of Caret, origination of the Secured Term Loan to SAFE and goodwill impairment, all as adjusted to exclude corresponding amounts allocable to noncontrolling interests. It should be examined in conjunction with net income (loss) attributable to common shareholders as shown in our consolidated statements of operations. EPS excluding merger & Caret related costs and non-recurring gains is calculated as net income attributable to Safehold Inc. common shareholders excluding merger & Caret related costs and non-recurring gains divided by the weighted average number of common shares. These metrics should not be considered as alternatives to net income (loss) attributable to common shareholders or EPS, respectively (in each case determined in accordance with generally accepted accounting principles in the United States of America ("GAAP")). These measures may differ from similarly-titled measures used by other companies.

(1) Merger and Caret related costs were $0 in Q4'23 and $167.4m FY'23. FY'23 includes $145.4m full impairment of goodwill, $10.1m expenses and reserves primarily related to legal, tax, accounting and advisors, $6.7m transfer tax and $5.3m G&A primarily related to the termination of pre-existing iStar incentive plans and other miscellaneous items. Q4'22 and FY'22 had $3.2m and $9.4m of such costs, respectively, primarily related to legal, tax and accounting. All numbers are net of impact attributable to noncontrolling interests.

(2) Includes sales of net investment in leases and ground lease receivables.

13

Safehold | The Ground Lease Company | February 2024

14 Safehold | The Ground Lease Company | February 2024 Caret Timeline APPENDIX (1) Management was granted up to 15% of the then-authorized Caret units under this plan. (2) Reached 100 transaction milestone in Q4’21, enhancing diversification. (3) We are obligated to seek to provide a public market listing for the Series A Caret Units by Q1’24. If we are unable to achieve a public market liquidity event at a valuation not less than the purchase price for the Series A Caret Units, reduced by an amount equal to the amount of subsequent cash distributions on such units, then investors in the initial round will have the option to cause the redemption of their Series A Caret Units at their original purchase price as so reduced. (4) Increased UCA from $1.6b to $9.8b from Q3’18 to Q4’23. 2H’18: Formed a subsidiary called “Caret” designed to help recognize the value of the capital appreciation above Cost Basis. Employee performance-based incentive plan created Feb’22: Outside investors participate in Series A round3 Nov’22: 3 participants from Series A round committed under same terms and timing as MSD May’19: Management incentive plan1 approved by shareholders, requiring management to deliver significant share price appreciation Aug’22: MSD Partners commitment to Series B round 100+ Assets2 +$8.2b UCA4

APPENDIX

Caret Ownership


SAFEHOLD (NYSE: SAFE)
100%
~82%
GL Units
Rent Stream plus Original Cost Basis and certain other cash flows
Caret Units
Capital Appreciation above Original Cost Basis under specified circumstances
~15%
Employees 2018 Incentive Plan
~3%
Series A Round Investors[1]
MSD Partners
3 Investors from Series A Round

Note: Ownership percentage is based on outstanding Caret units.
(1) Including commitment to purchase 28,571 units

Safehold | The Ground Lease Company | February 2024
15

16 Safehold | The Ground Lease Company | February 2024 Unrealized Capital Appreciation Details APPENDIX Refer to the Glossary in the Appendix for a definition of Owned Residual Portfolio, Unrealized Capital Appreciation (“UCA”), and“Combined Property Value” (“CPV”). SAFE relies in part on CBRE’s valuations of the CPV of our portfolio in calculating UCA. SAFE may utilize management’s estimate of CPV for ground lease investments recently acquired that CBRE has not yet evaluated. For construction deals, CPV represents the cost to build inclusive of the land. CPV is a hypothetical value of the as-improved subject property, based on an assumed ownership structure different from the actual ownership structure. CPV does not take into account the in-place Ground Lease or other contractual obligations and is based on the hypothetical condition that the property is leased atmarket rent at stabilized levels, where applicable, as of the valuation date, without consideration of any costs to achieve stabilization through lease up and associated costs. In determining the CPV of each property, CBRE has utilized the sales comparison approach, based on sales of comparable properties, adjusted for differences, and the income capitalization approach, based on the subject property’s income-producing capabilities. The assumptions applied to determine values for these purposes vary by property type and are selected for use based on a number of factors, including information supplied by our tenants, market data and other factors. We currently intend that the CPV associated with each Ground Lease in our portfolio will be valued approximately every 12 calendar months and no less frequently than every 24 months. Lagging valuations may not accurately capture declines in our UCA, CPV or derived metrics such as GLTV, and such declines could be reflected in future periods, and any such decline could be material. The calculation of the estimated UCA in our Owned Residual Portfolio is subject to a number of limitations and qualifications. We do not typically receive full financial statements prepared in accordance with U.S. GAAP for the commercial properties being operated on the land subject to our Ground Leases. In some cases, we are prohibited by confidentiality provisions in our Ground Leases from disclosing information that we receive from our tenants to CBRE. Additionally, we do not independently investigate or verify the information supplied by our tenants, but rather assume the accuracy and completeness of such information and the appropriateness of the accounting methodology or principles, assumptions, estimates and judgments made by our tenants in providing the information to us. Our calculation of UCA in our Owned Residual Portfolio is not subject to U.S. GAAP and will not be subject to independent audit. We conduct rolling property valuations; therefore, our estimated UCA and CPV may not reflect current market conditions and may decline materially in the future. There can be no assurance that we will realize any incremental value from the UCA in our Owned Residual Portfolioor that the market price of our common stock will reflect any value attributable thereto. We will generally not be able to realize value from UCA through near term transactions, as properties are leased to tenants pursuant to long-term leases. For more information on UCA and CPV, including additional limitations and qualifications, please refer to our Current Report on Form 8-K filed with the SEC on February 12, 2024 and the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2023, as updated from time to time in our subsequent periodic reports, filed with the SEC. Certain interests in our subsidiary Safehold GL Holdings LLC (“Portfolio Holdings”) are structured to track and capture UCA to the extent UCA is realized upon sale of our land and Ground Leases or certain other specified events. Under a shareholder-approved plan, management was granted up to 15% of the total authorized Caret units, 1,496,982 of which are currently outstanding and some of which remains subject to time-based vesting. See our 2023 Proxy Statement for additional information on the long-term incentive plan. Additionally, we have sold an aggregate of 231,071 Caret units to third-party investors, including affiliates of MSD Partners, L.P. and received a commitment for the sale of 28,571 Caret units from an entity affiliated with one of our independent directors. As of December 31, 2023, we own approximately 82.2% of the outstanding Caret units. In connection with the sale of 137,142 Caret units in February 2022 (including the 28,571 which have not yet been closed upon), we agreed to use commercially reasonable efforts to provide public market liquidity for such units, or securities into which they may be exchanged, prior to the second anniversary of such sales. In the event market liquidity for such Caret units is not achieved within such period at a valuation not less than thepurchase price for the Caret units purchased in February 2022, reduced by an amount equal to the amount of subsequent cash distributions made to investors on account of such Caret units, then the investors in the February 2022 transaction have the right to cause their Caret units purchased in February 2022 to be redeemed by Portfolio Holdings at such purchase price as so reduced.

17 Safehold | The Ground Lease Company | February 2024 Glossary APPENDIX Aggregate Cost Basis Represents Cost Basis plus unfunded commitments of the Core Ground Lease Portfolio. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments. Aggregate Gross Book Value Represents the Gross Book Value plus unfunded commitments of the Core Ground Lease Portfolio. For unfunded commitments, it represents the aggregate future amount to be paid under the commitments. Annualized Cash Yield Calculated as the annualized base Cash Rent plus Percentage Rent divided by Cost Basis, each for the Core Ground Lease Portfolio. Annualized Yield Calculated as the annualized base Net Rent plus Percentage Rent divided by GBV, each for the Core Ground Lease Portfolio. Caret Adjusted Yield Using the same cash flows as Inflation Adjusted Yield except that initial cash outlay (i.e., Safehold’s basis) is reduced by ~$1.6b, which amount corresponds to Safehold’s share (~82%) of the most recent third-party Caret valuation of $2.0b from the Series B round (see page 10 for more detail on the Caret valuation). Cash Interest Rate The current cash interest rate of debt. Cash Rent Represents base ground lease income recognized excluding straight-line rent, amortization of lease intangibles, and non-cash income from sales-type leases, each for the Core Ground Lease Portfolio. Combined Property Value (CPV) The current combined value of the land, buildings and improvements relating to a commercial property, as if there was no ground lease on the land at the property. CPV is generally based on independent appraisals; however, the Company will use actual sales prices/management estimates for recently acquired and originated ground leases for which appraisals are not yet available. For construction projects, CPV represents the total cost associated with the acquisition, development, and construction of the project. Core Ground Lease Portfolio Represents the portfolio of assets owned at the date indicated and our proportionate share of two unconsolidated joint venture assets, as well as one ground lease asset in the GL Plus Fund that has moved out of the pre-development stage and, as a result, Safehold is obligated to purchase when all conditions are satisfied (such conditions may or not be satisfied), and excludes the Star Holdings Loan, Leasehold Loan Fund and the remainder of the GL Plus Fund. Cost Basis Represents the historical purchase price of an asset in the Core Ground Lease Portfolio, including capitalized acquisition costs of the assets. Economic Yield Computed similarly to effective yield on a bond, the Economic Yield is calculated using projected cash flows beginning 1/1/2024 for the duration of the lease, with an initial cash outflow and a residual value equal to our cost of the land. The cash flows incorporate contractual fixed escalators and the impact of an assumed inflation scenario on variable rate escalators such as (i) CPI adjustments and CPI lookbacks, (ii) percentage of revenues the building generates and/or (iii) periodic fair market valuations of the land. For CPI adjustments and CPI lookbacks, this metric uses the Federal reserve long-term 2.0% CPI target for the duration of the leases. For ground leases that have other forms of inflation capture including fair market value resets and percentage rent based on building revenue, this metric assumes fair market value and building revenue increase by the Federal Reserve long-term 2.0% CPI target annually. Target yields and cash flow multiples assume no default, full rent collections, no destruction and no casualty events. Effective Interest Rate Represents the all-in stated interest rate over the term of debt from funding through maturity based on the contractual payments owed excluding the effect of debt premium, discount and deferred financing costs. GAAP Rent Current period revenue from operating and sales-type leases recognized under GAAP, each for the Core Ground Lease Portfolio. GL Plus Fund The Company’s investment fund that targets the origination and acquisition of Ground Leases for commercial real estate projects that are in a pre-development phase. Gross Book Value (GBV) Represents Cost Basis plus accrued interest on sales-type leases of the Core Ground Lease Portfolio. The amount is not reduced for CECL allowances. Ground Lease-to-Value (GLTV) Calculated as the Aggregate GBV divided by CPV of the Core Ground Lease Portfolio. Safehold uses this metric to assess risk and our seniority level in a real estate capital structure. Similar to the concept of the LTV metric used in the loan market. Ground Lease Plus Commitment (GL+) Safehold’s commitment or option to purchase ground leases from a joint venture contingent on certain development and timing criteria. Inflation Adjusted Yield For CPI adjustments and CPI lookbacks, Inflation Adjusted Yield is computed in the same manner as Economic Yield, assuming a specific alternative inflation scenario for the duration of the leases. For ground leases that have other forms of inflation capture including fair market value resets and percentage rent based on building revenue, Inflation Adjusted Yield is based on Economic Yield and assumes fair market value and building revenue increase by the assumed inflation scenario annually. Net Rent GAAP Rent less depreciation & amortization for the Core Ground Lease Portfolio. This includes the amortization of a right of use asset recorded as real estate expense (totals $1.0m annualized). Includes our proportionate share of GAAP rent and amortization from our equity method investments, each for the Core Ground Lease Portfolio. Owned Residual Portfolio Represents the portfolio of properties under which Safehold owns a ground lease and reflects Safehold’s right to the land, property and tenant improvements at the end of the lease. The current value of the Owned Residual Portfolio is typically represented by the Combined Property Value or CPV of our portfolio. Percentage Rent Represents TTM cash percentage rent paid by the property. Property NOI Represents the net operating income (NOI) of the building/Safehold’s ground lease tenant prior to paying ground lease rent. Rent Coverage The ratio of Property NOI as provided by the building owner or estimated Property NOI to the annualized Cash Rent due to Safehold. The Company adjusts Property NOI for material non-recurring items and uses estimates of the stabilized Property NOI if it does not receive current tenant information and for properties under construction or transition, in each case based on leasing activity at the property and available market information, including leasing activity at comparable properties in the relevant market. Safehold™/Safehold™ Ground Lease A ground lease originated and structured by Safehold. Unrealized Capital Appreciation (UCA) Calculated as the difference between CPV of the Core Ground Lease Portfolio and the Aggregate Cost Basis. The Company tracks UCA because we believe it provides relevant information with regard to the three key investment characteristics of our ground leases: (1) the safety of our position in a tenant’s capital structure; (2) the quality of the long-term cash flows generated by our portfolio rent that increases over time; and (3) increases and decreases in CPV of the portfolio that will ultimately revert to us.